Exhibit 99.1

Innovus Pharma Signs Exclusive License and Distribution Agreement
with Bio Task for Malaysia
--Innovus to Receive an Upfront Payment and is Eligible to Receive up to $34 Million in Sales Milestone Payments Plus a Pre-Agreed Transfer Price

San Diego, CA, December 3, 2015 – Innovus Pharmaceuticals, Inc., (“Innovus Pharma”) www.innovuspharma.com (OTCQB: INNV) announced today it has entered into an exclusive license and distribution agreement with Bio Task SND BHD, a Malaysia company (“Bio Task”).  Pursuant to the agreement, Innovus Pharma granted to Bio Task an exclusive license to market and sell Innovus Pharma’s products:  Zestra®, Zestra Glide®, EjectDelay®, Sensum+® and Vesele® in Malaysia. Under the agreement, Innovus Pharma will receive an upfront payment and is eligible to receive up to $34 million dollars in sales milestone payments plus an agreed-upon transfer price.

Bassam Damaj, President and Chief Executive Officer of Innovus Pharma commented, "We are very excited about this major commercial partnership collaboration with Bio Task for our products. We believe that these types of products are in high demand in Malaysia and are expected by Bio Task to be very competitive as the “first in class product” in their fields in Malaysia. Bio Task visits all 850 gynecologists in Malaysia and we believe it is a great partner to introduce our products to this country. This partnership is the eleventh commercial partnership for the Company and its products. One of our goals for 2015 was to sign commercial partnerships for the sale of our products in 40 and I am very proud of our team at Innovus to have bypassed our goal so far with the signing of partnerships in 61 countries."

The products included are

1)
Zestra® for increasing arousal and desire in women which is currently commercialized in the US and in Canada by Orimed Pharma, in the United Kingdom by Tramorgan, Middle East and Africa by Sothema Labs, Myanmar and Vietnam by Oz Biogenics, Turkey by Elis Pharma and select European countries by Danalife.

2)
EjectDelay® for treating premature ejaculation which is currently commercialized in the U.S. by Innovus and in Canada under the name “Uxor™” by Orimed Pharma. It is partnered in Morocco by Ovation Pharma, in the rest of the Middle East and North Africa by Tabuk Pharma, in Myanmar and Vietnam by Oz Biogenics and in Turkey by Elis Pharma

3)
Sensum+® for increasing penile sensitivity is currently commercialized in the U.S by CRI and the UK by Tramorgan and in Morocco by Ovation Pharma. It is partnered in the Middle East and North Africa by Tabuk Pharma, in Myanmar and Vietnam by Oz Biogenics and in Turkey by Elis Pharma

4)
Vesele® for increasing sexual and cognitive health is currently commercialized in the U.S. by Innovus, in the U.K. by Tramorgan. It is partnered in Myanmar and Vietnam by Oz Biogenics, in Turkey by Elis Pharma and in the Middle East and North Africa by Tabuk Pharma.

5)
Zestra Glide® is currently commercialized in the U.S., in Canada by Orimed Pharma, in the Middle East and Africa by Sothema Labs. It is partnered in Myanmar and Vietnam by Oz Biogenics and in Turkey by Elis Pharma.

About Zestra® and FSI/AD

Zestra® is a patented blend of natural oils clinically-proven in double-blind placebo-controlled clinical trials in 276 women to increase in a statistical significant manner the arousal, desire and sexual satisfaction in FSI/AD women. Zestra® is the first NHP product to receive approval for the indication of FSI/AD in Canada. To date, no product has been approved to treat FSI/AD, a persistent or recurring inability to attain or maintain adequate sexual excitement until the completion of a sexual activity. The diagnosis can also refer to an inadequate lubrication-swelling response normally present during arousal and sexual activity causing personal distress. Published papers on the FSI/AD market size estimate it to be equal or larger than the market for erectile dysfunction in males, and possibly larger.

About EjectDelay® and Premature Ejaculation

EjectDelay® is an over-the-counter (“OTC”) U.S. Food and Drug Administration and Health Canada compliant proprietary topical treatment containing the drug benzocaine and indicated for treatment of premature ejaculation.  The drug typically works within minutes of application to the glans of the penis. In clinical trials, the application of benzocaine has been shown to delay premature ejaculation by several minutes.  For more information visit www.ejectdelay.com.

Premature ejaculation (“PE”) is the most common sexual dysfunction reported by men but is still under-diagnosed and under-treated.  PE can happen at any age and its prevalence is consistent across all ages.  In an article in The Journal of Sexual Medicine in 2007 Sex Med 2007, D.L. Patrick, D. Rowland and M. Rothman state, “Global studies consistently report that 20-30% of men experience PE worldwide.  This means that PE is experienced at similar rates across the globe.”

About Sensum+® and Reduced Penile Sensitivity

Sensum+ is a blend of essential oils and natural botanicals including rose oil, sweet almond oil, cinnamon bark oil, and other extracts. The main ingredient of Sensum+ (cinnamon oil) works by activating the Transient Receptor Potential A1 (TRPA-1) channels responsible for the heat and cold sensation of the skin and results in an increase of sensation that current users welcome and appreciate. The safety and efficacy of Sensum+ was evaluated in 2 post marketing survey studies in circumcised and non-circumcised men. A total of 382 men used Sensum+ twice daily for fourteen consecutive days followed by once daily for 8 weeks and as needed thereafter. For more information visit www.sensumplus.com.

Reduced Penile Sensitivity (“RPS”) results from a gradual loss of penile sensitivity over time.  As a person ages, the dulling effect can increase.  RPS can happen at any age and its prevalence is consistent across all ages. RPS results from many causes, including diabetes, ilioinguinal nerve entrapment resulting in 20% of all hernia surgeries a year, circumcision, multiple sclerosis patients, and 2% of patients using anti-depressants drugs.

About Vesele®

Vesele® is a proprietary, novel oral dietary supplement to maximize nitric oxide’s beneficial effects on sexual function and brain health. Vesele® contains a patented formulation of L-Arginine and L-Citrulline, in combination with the natural absorption enhancer Bioperine®.

The beneficial effects of Vesele® on sexual and cognitive functions were confirmed in a four-month US clinical survey study involving 152 patients (69 men and 83 women). Results from the clinical survey have indicated (1) improvement of erectile hardness and maintenance in men and increased sexual intercourse frequency with their partners and (2) increase in lubrication in women, when taken separately by each.  Positive effects on brain health were translated by an increase in recall of words and names. For more information visit www.myvesele.com

About Bio Task

Bio Task is a Malaysian based company dedicated to improve the quality of the healthcare to the general public by promoting innovative quality products from clinical diagnostics to targeted therapies in the fields of cancer, diabetes, sexual disorders and viral infections. The company represents multiple international pharmaceutical companies and targets physicians and clinics and covers all 850 gynecologists in Malaysia.

For more information, visit Bio Task’s website at www.biotask.net

About Innovus Pharmaceuticals, Inc.

Headquartered in San Diego, Innovus Pharma is an emerging leader in OTC and consumer products for men's and women's health, vitality and respiratory diseases. The Company generates revenues from its lead products Zestra® for female arousal and EjectDelay® for premature ejaculation and has a total of five marketed products in this space, including Sensum+® for the indication of reduced penile sensitivity, (for sales outside the U.S. only), Zestra Glide®, Vesele® for promoting sexual and cognitive health and two products in the pipeline including, Androferti® (in the US and Canada) to support overall male reproductive health and sperm quality and eventually FlutiCare™ OTC for Allergic Rhinitis if approved by the FDA.

For more information, go to www.innovuspharma.com, www.zestra.com; www.ejectdelay.com; www.myvesele.com; www.sensumplus.com; www.myandroferti.com

Innovus Pharma’s Forward-Looking Safe Harbor: Statements under the Private Securities Litigation Reform Act, as amended: with the exception of the historical information contained in this release, the matters described herein contain forward-looking statements that involve risks and uncertainties that may individually or mutually impact the matters herein described for a variety of reasons that are outside the control of the Company, including, but not limited to, receiving patent protection for any of its products, to receive approval or meet the requirements of any relevant regulatory authority, to successfully commercialize such products (Zestra®, Zestra Glide®, EjectDelay®, Sensum+® and Vesele®) and to achieve its other development, commercialization and financial goals, whether Bio Task will continue to successfully market and sell our products in its licensed territory ,and whether Innovus Pharma will receive milestone payments from such sales.  Readers are cautioned not to place undue reliance on these forward-looking statements as actual results could differ materially from the forward-looking statements contained herein. Readers are urged to read the risk factors set forth in the Company's most recent annual report on Form 10-K, subsequent quarterly reports filed on Form 10-Q and other filings made with the SEC. Copies of these reports are available from the SEC's website or without charge from the Company.

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Innovus Pharma Contact:
Reuven Rubinson
Vice President of Finance
ir@innovuspharma.com
T: 858-964-5123